Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our reports dated May 6, 2016 and February 26, 2016, relating to the financial statements of SRGFE Fund (Series 1), a separate series of Silk Road Global Frontier Fund, LLC (the predecessor fund to the Frontier Silk Invest New Horizons Fund, a series of Frontier Funds, Inc.), for the years ended December 31, 2014 and December 31, 2015, and of our report dated August 26, 2015, relating to the financial statements of Frontier Funds, Inc., comprising Frontier MFG Global Equity Fund, Frontier MFG Global Plus Fund, Frontier MFG Core Infrastructure Fund, Frontier Timpani Small Cap Growth Fund, Frontier Netols Small Cap Value Fund, and Frontier Phocas Small Cap Value Fund, for the year ended June 30, 2015, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

May 17, 2016